Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

THAT, AT&T INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement or Statements on Form S-8;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Randall L. Stephenson, John J. Stephens, David R. McAtee II, George B. Goeke, Stacey S. Maris, Debra L. Dial, or any one of them, all of the City of Dallas and State of Texas, the attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file a registration statement or statements on Form S-8, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the date set forth opposite their name.

December 12, 2017	/s/ Randall L. Stephenson
Date	Randall L. Stephenson Chairman of the Board, Chief Executive Officer and President

December 15, 2017	/s/ Samuel A. Di Piazza, Jr.
Date	Samuel A. Di Piazza, Jr. Director
December 15, 2017	/s/ Richard W. Fisher

Date	Richard W. Fisher Director

December 15, 2017	/s/ Scott T. Ford
Date	Scott T. Ford Director

December 15, 2017	/s/ Glenn H. Hutchins
Date	Glenn H. Hutchins Director

December 15, 2017	/s/ William E. Kennard
Date	William E. Kennard Director

December 15, 2017	/s/ Michael B. McCallister
Date	Michael B. McCallister Director

December 15, 2017	/s/ Beth E. Mooney
Beth E. Mooney Director

December 15, 2017	/s/ Joyce M Roché
Date	Joyce M. Roché Director

December 15, 2017	/s/ Matthew K. Rose
Date	Matthew K. Rose Director

December 15, 2017	/s/ Cynthia B. Taylor
Date	Cynthia B. Taylor Director

December 15, 2017	/s/ Laura D'Andrea Tyson
Date	Laura D'Andrea Tyson Director

December 15, 2017	/s/ Geoffrey Y. Yang
Date	Geoffrey Y. Yang Director